NIAGARA CORPORATION

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Niagara Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, 667 Madison Avenue, New York, New York 10021, on Thursday, May 29, 1997, at 10:00 a.m. local time for the following purposes:

            1. To elect a Board of four Directors, each to serve until the next Annual Meeting or until a successor shall have been duly elected and qualified;

            2. To ratify and approve the appointment of BDO Seidman LLP as independent accountants for 1997; and

            3. To transact such other business as may properly come before the Annual Meeting.

      The Board of Directors has fixed the close of business on May 5, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

      You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the enclosed proxy and return it promptly in the self-addressed stamped envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.


                               By Order of the Board of Directors,

                               GILBERT D. SCHARF
                               Secretary

New York, New York
May 5, 1997





                            NIAGARA CORPORATION
                             667 MADISON AVENUE
                                 11TH FLOOR
                          NEW YORK, NEW YORK 10021
                               (212) 317-1000


                              PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished to the stockholders of Niagara Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders scheduled to be held on Thursday, May 29, 1997, at 10:00 a.m. local time at the offices of the Company, 667 Madison Avenue, New York, New York 10021 (with any adjournment or postponement thereof, the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about May 6, 1997.

      Shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, shares represented by such proxies will be voted (i) "FOR" the election of the four nominees to the Board of Directors and (ii) "FOR" ratification and approval of BDO Seidman LLP as independent accountants for 1997. The Board of Directors is not aware of any other matter which is to come before the Annual Meeting; if any other matter is properly presented for consideration, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

      Any proxy given pursuant to this solicitation can be revoked by the person giving such proxy at any time before it is voted. Proxies can be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although presence at the Annual Meeting without further action will not revoke a proxy). Any written notice revoking a proxy should be sent to: Niagara Corporation, Attention: Gilbert D. Scharf, Secretary, 667 Madison Avenue, New York, New York 10021, or hand delivered to the Secretary at or prior to the vote at the Annual Meeting.

      The Board of Directors has fixed the close of business on May 5, 1997 as the record date for the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 3,954,465 shares of Common Stock were issued and outstanding. On all matters voted upon at the Annual Meeting, holders of shares of Common Stock vote as a single class, with each record holder entitled to one vote per share.

      The presence, in person or by properly executed proxy, of holders of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. A stockholder who abstains from a vote on a particular matter by registering an abstention will be deemed present at the Annual Meeting for quorum purposes, but will not be deemed to have voted on such matter. Proxies relating to "street name" shares voted by brokers on a discretionary basis on certain proposals will be treated as present for quorum purposes on all proposals, but will not be entitled to vote on any proposal as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner ("broker non-votes").


                     PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors has nominated four candidates for election at the Annual Meeting. Each nominee currently serves as a director of the Company. The directors elected at the Annual Meeting will hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

      If a quorum is present, those nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. A "plurality" means that the nominees who receive the greatest number of votes present or represented by proxy are elected as directors, up to four directors. Any shares not voted "FOR" a particular director (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted to determine a plurality.

      Unless otherwise specified, shares represented by properly executed and returned proxies will be voted "FOR" the nominees listed below. Each nominee has consented to being named in the proxy statement and to serve if elected. If, prior to the Annual Meeting, any nominee becomes unavailable for election, which is not anticipated, the persons named in the enclosed proxy will have full discretion to vote or refrain from voting for any other person in accordance with their best judgment.

DIRECTORS AND EXECUTIVE OFFICERS

      The nominees for director, their ages, the year in which each first became a director and the positions held with the Company are as follows:

                                         DIRECTOR
NOMINEE                          AGE       SINCE       POSITION
-------                          ---     ---------     --------
Michael J. Scharf............... 54         1993       Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer

Gilbert D. Scharf............... 48         1993       Vice President,
                                                       Secretary, Treasurer
                                                       and Director

Gerald L. Cohn.................. 68         1993       Director

Andrew R. Heyer................. 39         1993       Director



      MICHAEL J. SCHARF has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1993. He has also served as Chairman of the Board of Niagara Cold Drawn Corp. ("Niagara") and LaSalle Steel Company ("LaSalle") since the dates of their acquisition by the Company and Niagara, respectively, and currently holds various other positions with such subsidiaries. Since August 1994, Mr. Scharf has been Vice President, Secretary, Treasurer and a director of Financial Services Acquisition Corporation, a holding company with operating subsidiaries in the financial services industry ("FSAC"), and since November 1996, he has been a director of Euro Brokers Investment Corporation ("Euro Brokers"), a financial services company and wholly owned subsidiary of FSAC. Since August 1989, Mr. Scharf also has been a private investor. From October 1983 to August 1989, Mr. Scharf was the Chairman and Chief Executive Officer of Edgcomb Steel of New England, Inc. and its successor corporation, Edgcomb Corporation. Mr. Scharf has an A.B. degree from Princeton University and an M.B.A. from Harvard Business School.

      GILBERT D. SCHARF has been Vice President, Secretary, Treasurer and director of the Company since its inception. He has also served as a director of Niagara and LaSalle since the dates of their acquisition by the Company and Niagara, respectively, and currently holds various other positions with such subsidiaries. Since August 1994, Mr. Scharf has been Chairman of the Board, President and Chief Executive Officer of FSAC, and since November 1996, he has held the same positions with Euro Brokers. Since 1989, Mr. Scharf also has been a private investor and Chairman of Scharf Advisors, Inc. Mr. Scharf has a B.A. degree from Duke University.

      GERALD L. COHN has been a director of the Company since its inception. Mr. Cohn is a private investor who, since 1968, has been involved in the financing and acquisition of companies, including AgMet, Inc., a refiner of precious metals and a recycler of ferrous and non-ferrous metals, Cadillac Cable Corp., a multi-plant manufacturer of copper and aluminum building wire, Pepco, Inc., a ferrous and non-ferrous metal recycler and ferrous stevedoring and shipping company, and DVI, Inc., a health service finance company for which Mr. Cohn currently serves as a financial advisory consultant and a director. Mr. Cohn is also a director of Diametrics Medical, Inc., SMT Health Services, Inc. and Frazier Healthcare Investments, L.P. Mr. Cohn attended Penn State University.

      ANDREW R. HEYER has been a director of the Company since its inception. Since February 1990, Mr. Heyer has been a Managing Director and co-head of CIBC Wood Gundy Securities Corp., (formerly, The Argosy Group L.P.) ("CIBC"), a financial advisory firm specializing in merger, acquisition, divestiture, financing, refinancing and restructuring transactions. Mr. Heyer is also the Chairman of Hain Food Group, Inc. and a director of Hayes Wheels International, Inc. Mr. Heyer has a B.S. degree and an M.B.A. from the Wharton School of the University of Pennsylvania.

      Michael J. Scharf and Gilbert D. Scharf are brothers. There are no other family relationships among the Company's directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

COMMITTEES, MEETINGS, AND COMPENSATION OF THE BOARD OF DIRECTORS

      During 1996, the Board of Directors met five times. All incumbent directors attended at least 75% of the meetings of the Board and Committees on which they serve.

      The Board of Directors has Executive, Audit and Compensation Committees. The Executive Committee is comprised of Messrs. Michael Scharf (Chairman) and Gilbert Scharf, and is authorized to exercise all powers and authority of the Board of Directors, except those reserved to the Board by law, the Company's Restated Certificate of Incorporation or By-laws, or by Board resolution. The Executive Committee did not meet during 1996 because its duties were carried out by the Board of Directors.

      The Audit Committee is comprised of Messrs. Michael Scharf (Chairman), Heyer and Cohn and recommends to the Board of Directors the accounting firm to be appointed as independent accountants for the Company; reviews with the Company's management and independent accountants the Company's annual operating results; and reviews with the Company's independent accountants the scope and results of the audit and the adequacy of the Company's internal accounting procedures and systems. The Audit Committee did not meet during 1996 because its duties were carried out by the Board of Directors.

      The Compensation Committee is comprised of Messrs. Cohn (Chairman) and Heyer and considers and makes recommendations to the Board of Directors on matters relating to the cash compensation of executive officers of the Company. The Compensation Committee also administers the Company's 1995 Stock Option Plan (the "Option Plan"). The Compensation Committee met twice during 1996.

      The members of the Board of Directors are compensated in a manner and at a rate determined from time to time by the full Board. On September 13, 1996, each member of the Board of Directors, other than Michael Scharf, received as compensation for his service as a director, a non-qualified stock option (a "Director Option") to purchase 15,000 shares of Common Stock, exercisable at $5.50 per share. Each Director Option became exercisable as to 10,000 of the underlying shares of Common Stock as of the date of grant. The remainder of each Director Option will become exercisable on September 13, 1997, provided the holder is then serving as a director of the Company, and will become exercisable in full upon a "change in control" of the Company (as defined in the Option Plan). Each Director Option expires on the earlier of (i) the tenth anniversary of the date of grant and (ii) 90 days after the date on which the holder ceases to serve as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Andrew R. Heyer, a current director and nominee for election as a director of the Company, is a Managing Director of CIBC, which rendered investment banking and financial advisory services to the Company in 1996. The amount paid by the Company to such firm in connection with such services did not exceed 5% of such firm's consolidated gross revenues for its last full fiscal year. In April 1997, CIBC served as placement agent in connection with the issuance of (i) $20 million aggregate principal amount of 12.5% senior subordinated notes of Niagara and (ii) 285,714 shares of Common Stock, the proceeds of which were used to finance Niagara's acquisition of LaSalle. The Company and Niagara paid CIBC $790,081 in fees and reimbursement of expenses as consideration for such services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers, directors and persons who beneficially own more than 10% of a registered class of equity securities of the Company ("10% stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10% stockholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1996, each of its officers, directors and 10% stockholders complied with the Section 16(a) reporting requirements.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE FOUR NOMINEES LISTED ABOVE AS DIRECTORS.


           SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The information set forth in the following table is furnished as of May 5, 1997 with respect to each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, shares beneficially owned by each of the Company's directors and executive officers, and all directors and executive officers as a group.

                                       NUMBER OF            PERCENTAGE
        NAME(1)                        SHARES(2)      BENEFICIALLY OWNED(3)
        ----                           ---------      ---------------------
Michael J. Scharf(3).................  1,198,750(4)             26.84%
Gilbert D. Scharf(3).................    537,250(5)             12.83%
Gerald L. Cohn.......................     20,000(6)               *
Andrew R. Heyer......................     20,000(6)               *
All directors and executive
 officers as a group
 (four persons)......................  1,776,000                37.64%
---------------
*  Less than 1%

(1) The address of each stockholder is c/o Niagara Corporation, 667 Madison Avenue, 11th Floor, New York, New York 10021.

(2) Includes shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock ("Warrants") beneficially owned by the stockholder. Each Warrant entitles the holder to purchase from the Company, until the close of business on August 13, 2000, one share of Common Stock at $5.50 per share, subject to adjustment in certain circumstances. Also includes shares of Common Stock issuable upon the exercise of stock options held by the stockholder that are currently exercisable or exercisable within 60 days ("Exercisable Options").

(3) Based upon 3,954,465 shares of Common Stock outstanding as of May 5, 1997, plus any shares of Common Stock issuable upon the exercise of Warrants beneficially owned by the stockholder or Exercisable Options held by the stockholder (but not, in either case, by any other stockholder).

(4) Includes 100,000 shares of Common Stock owned by the Michael J. Scharf 1987 Grantor Income Trust and 100,000 shares of Common Stock owned by the Scharf Family 1989 Trust. Michael Scharf is a trustee of both of these trusts. Also includes 437,500 shares of Common Stock issuable upon the exercise of Warrants held by Mr. Scharf and 75,000 shares of Common Stock issuable upon the exercise of Warrants held by the Michael J. Scharf 1987 Grantor Income Trust.

(5) Includes 221,500 and 10,000 shares of Common Stock issuable upon the exercise of Warrants and Exercisable Options, respectively.

(6) Includes 10,000 shares of Common Stock issuable upon the exercise of Exercisable Options.



                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth all compensation earned by the executive officers of the Company for the last three fiscal years.

                                                             Long-Term Compensation
                                 Annual Compensation(1)      Securities Underlying         All Other
Executive Officer       Year     Base Salary      Bonus      Options (No. of Shares)     Compensation
-----------------       ----     ----------------------      -----------------------     ------------
Michael J. Scharf       1996     $240,000      $100,000(2)         200,000                    ---
  Chairman, Chief       1995       90,000(3)      ---               ---                      (4)
  Executive Officer     1994          ---         ---               ---                      (4)
  and President

Gilbert D. Scharf       1996          ---          ---             15,000 (5)                ----
  Vice President,       1995          ---          ---              ---                      (6)
  Secretary and         1994          ---          ---              ---                      ---
  Treasurer

------------
(1) Prior to the Company's acquisition of Niagara on August 16, 1995, none of the Company's executive officers received any compensation for services rendered, but were reimbursed for out-of pocket expenses incurred in connection with the Company's business.

(2) Awarded by the Compensation Committee in April 1997 in respect of 1996.

(3) Based on an annual salary of $240,000 set by the Compensation Committee in January 1996, effective as of August 16, 1995.

(4) Through August 1995, the Company paid $5,000 per month to MGS Corporation for office space and certain office and secretarial services. MGS Corporation is wholly owned by Michael Scharf. In addition, Mr. Scharf (and trusts of which he is a trustee) holds 400,000 shares ("Pre-IPO Shares") of Common Stock issued in May 1993 prior to the Company's August 1993 initial public offering (the "IPO"). In the IPO, each unit offered for sale to the public (consisting of one share of Common Stock and two Warrants) was priced at $6.00. All Pre-IPO shares were issued at $.04 per share and were subject to certain restrictions, including having no value if the Company were forced to liquidate if it did not consummate an initial business combination within two years of the IPO. As noted above, the Company acquired Niagara on August 16, 1995. On August 13, 1996, all restrictions on Michael Scharf's Pre-IPO Shares terminated.

(5) As discussed above under "Committees, Meetings and Compensation of the Board of Directors," on September 13, 1996, Gilbert Scharf received a Director Option to purchase 15,000 shares of Common Stock as compensation for his service as a director.

(6) Gilbert Scharf holds 195,000 Pre-IPO Shares issued in May 1993 at $.04 per share. Such Pre-IPO Shares were subject to the same restrictions as those described in footnote 4, which restrictions terminated on August 13, 1996.

STOCK OPTION GRANT TABLE

      The following table sets forth certain information concerning stock options granted during 1996 to the Company's executive officers.

                        STOCK OPTION GRANTS IN 1996

                                                                                           Potential Realizable Value
                     Number of            % of Total Options     Exercise                  at Assumed Annual Rates of
Executive            Shares Underlying    Granted to All         Price Per   Expiration    Stock Price Appreciation
Officer              Options Granted      Employees in 1996(1)   Share       Date          for Option Term
---------            -----------------    --------------------   ---------   ----------    --------------------------
                                                                                                  5%          10%
                                                                                                  --          ---
Michael J. Scharf       200,000(2)               75.5            $5.50       9/13/06(3)       $528,000    $1,494,000

Gilbert D. Scharf        15,000(4)                5.7            $5.50       9/13/06(5)         39,600       112,050


(1) Includes Director Option granted to Gilbert Scharf (as compensation for his service as a director) but excludes Director Options granted to Messrs. Heyer and Cohn.

(2) On September 13, 1996, Michael Scharf was granted an incentive stock option to purchase an aggregate of 100,000 shares of Common Stock and a non-qualified stock option to purchase an aggregate of 100,000 shares of Common Stock. Such options will become exercisable as to 20% of the underlying shares on each of the first through fifth anniversaries of the date of grant, provided that Mr. Scharf is then employed by the Company or one of its subsidiaries. Upon the occurrence of a "change in control" of the Company (as defined in the Option Plan), such options will become fully exercisable.

(3) Michael Scharf's options expire on the earlier of September 13, 2006 and 90 days after the termination of his employment with the Company and its subsidiaries.

(4) Granted as a Director Option as compensation for Gilbert Scharf's service as a director. Such Director Option is exercisable as to 10,000 of the underlying shares of Common Stock and is exercisable in full on September 13, 1997, provided Mr. Scharf is then serving as a director of the Company, and upon a "change in control" of the Company (as defined in the Option Plan).

(5) Gilbert Scharf's Director Option expires on the earlier of September 13, 2006 and 90 days after the date on which he ceases to serve as a director of the Company.

OPTION EXERCISES AND FISCAL YEAR END VALUES

      The executive officers of the Company did not exercise any stock options during 1996. Accordingly, at December 31, 1996, the number of options held by each executive officer was the same as the total number granted to him in fiscal 1996 (as set forth in the table above). At December 31, 1996, no portion of the options granted to Michael Scharf were exercisable and the Directors Option held by Gilbert Scharf was exercisable as to 10,000 of the underlying shares of Common Stock. In addition, based on the December 31, 1996 closing sale price for the Common Stock of $4-3/8 per share, none of such options had an exercise price below such closing sale price.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

      The Compensation Committee of the Board of Directors, formed in August 1995, is comprised of Messrs. Cohn and Heyer. There are no "interlocks," as defined by the Commission with respect to any director who serves, or for any part of fiscal year 1996 served, as a member of the Compensation Committee.

      The Compensation Committee considers and makes recommendations to the Board on matters relating to cash compensation of the Company's executive officers and is also responsible for administering the Company's Option Plan which was adopted and approved by the Company's stockholders in May 1996. The Compensation Committee reviews and develops compensation policies and programs designed to enhance the Company's long-term profitability. Currently, the Compensation Committee's objectives are implemented through three components -- base salary, annual bonus and stock option awards. In considering and determining these components, the Compensation Committee, among other things, reviews the Company's current and historical performance and evaluates the executive's contributions and performance for the relevant compensation period.

Compensation of the Chief Executive Officer

      In establishing (in January 1996) Michael Scharf's base salary for the year, the Compensation Committee considered (i) Mr. Scharf's contributions to the Company (and in particular, the Company's successful completion of its acquisition of Niagara in August 1995 and the anticipated closing of Niagara's acquisition of Southwest Steel Company, Inc.), (ii) the fact that Mr. Scharf had served as the Company's Chairman, Chief Executive Officer and President without compensation for over two years and
(iii) the salary levels of Niagara employees.

      In establishing (in April 1997) Michael Scharf's bonus in respect of 1996, the Compensation Committee considered (i) Mr. Scharf's contributions to the Company and, in particular, Mr. Scharf's significant efforts to complete Niagara's acquisition of LaSalle and (iii) bonuses paid to Niagara senior management for 1997.

      In September 13, 1996, the Compensation Committee determined to grant Mr. Scharf an incentive stock option and a non-qualified stock option, each to purchase an aggregate of 100,000 shares of Common Stock at $5.50 per share. On the day such options were granted, the closing sales price for the Common Stock was $5.00 per share. Mr. Scharf's options will become exercisable as to 20% of the underlying shares on each of the first through fifth anniversaries of the date of grant, provided that Mr. Scharf is then employed by the Company or one of its subsidiaries. Upon the occurence of a "change in control" of the Company (as defined in the Option Plan), such options will become fully exercisable. In making this determination, the Compensation Committee considered (i) Mr. Scharf's long-term contributions to the Company and, in particular, his successful shepherding of the Company through two acquisitions and his significant efforts towards consummating additional acquisitions, (ii) the fact that Mr. Scharf had served as the Company's Chairman, Chief Executive Officer and President without compensation for over two years, (iii) the options granted to other employees of the Company and its subsidiaries and (iv) that the five-year vesting schedule would serve to further align Mr. Scharf's interests with the long-term interests of the Company and its stockholders.


                           COMPENSATION COMMITTEE

                          Gerald L. Cohn, Chairman
                              Andrew R. Heyer

STOCK PRICE PERFORMANCE COMPARISON

      The following graph compares cumulative total return of shares of Common Stock with the cumulative total return of (i) the Standard & Poor's 600 Smallcap index (the "S&P 600 Smallcap Index"), (ii) a new industry peer group index comprised of five other publicly-traded steel companies (the "Steel Index") and (iii) a prior peer group index consisting of five publicly-traded "Specified Purpose Acquisition Companies"(R) (the "SPAC Index"). The graph assumes $100 was invested on August 20, 1993 (the date the Common Stock began trading) in shares of Common Stock, and stocks comprising the S&P 600 Smallcap Index, the Steel Index and the SPAC Index, and the reinvestment of all dividends.

      The companies comprising the Steel Index are publicly-traded steel companies that produce, process and/or distribute steel bars. The companies comprising the Steel Index are: Nucor Corporation, Republic Engineered Steels, Inc., Olympic Steel, Inc., A.M. Castle & Co. and Northwest Steel & Wire Company.

      In prior years, the Company had used the SPAC Index because at such time it shared in common with the companies comprising such index certain unique business purposes and investor-protection features. Because the Company no longer has such purposes and features, the Company believes the use of the Steel Index is more appropriate. Although the Company will not be using the SPAC Index in the future, the Company is required to include the prior index for comparative purposes in the first performance graph that changes from the prior index to a new index. The Companies comprising the SPAC Index are: Source Media, Inc., Bogen Communications International, Inc., Boston Acoustics, Inc., Kellstrom Industries, Inc., and Emerson Radio Corp.

                   COMPARATIVE STOCK PRICE PERFORMANCE(1)



                 [TABULAR DESCRIPTION OF PERFORMANCE GRAPH]
                 COMPARATIVE STOCK PRICE PERFORMANCE AMONG
       NIAGARA CORPORATION, S&P 600 INDEX, SPAC INDEX AND STEEL INDEX

      MEASUREMENT       NIAGARA       S&P 600        SPAC       STEEL
         PERIOD       CORPORATION      INDEX         INDEX      INDEX

     August 1995        $100.00       $100.00       $100.00     $100.00
     September 1995      104.17        102.55        106.74      94.92
     October 1995         87.50         97.42        106.29      96.22
     November 1995        84.33        101.20        100.14      98.73
     December 1995        75.00        102.77        100.89     108.57
     January 1996         78.17        102.90         97.96     109.64
     February 1996        94.83        106.20         96.80     106.78
     March 1996           79.17        108.37         92.84     111.62
     April 1996           85.50        114.49        102.20     116.00
     May 1996             98.00        118.49        103.51     120.24
     June 1996            93.83        113.73        106.74     119.16
     July 1996            93.83        105.83         98.55     112.06
     August 1996          73.00        112.28        102.20     112.06
     September 1996       85.50        117.08        104.68     115.67
     October 1996         75.00        116.18         98.83     106.25
     November 1996        70.83        122.12         91.37     111.65
     December 1996        73.00        123.45         88.75     109.91
     January 1997         95.83        125.40        103.65     107.35
     February 1997        94.83        122.73        114.18     100.91
     March 1997           87.50        116.34        109.66      91.99


(1) The comparisons in the performance graph are set forth in response to disclosure requirements of the Commission and are not intended to forecast or be indicative of future performance of the shares of the Common Stock (or of any of the indices or companies comprising them).




      The Company's Common Stock is traded on the Nasdaq National Market. Until October 15, 1995, such stock was quoted on the OTC Bulletin Board, a National Association of Securities Dealers, Inc. sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq System. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.


             PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors, on the recommendation of members of the Audit Committee, has appointed BDO Seidman LLP ("BDO Seidman") as independent accountants for 1997, subject to ratification and approval by stockholders. BDO Seidman has served as the Company's independent accountants since the Company's inception. The Board recommends that stockholders ratify and approve their appointment. A representative of BDO Seidman is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he desires to do so, and to respond to questions from the Company's stockholders.

      The affirmative vote of the holders of a majority of shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify and approve the appointment of BDO Seidman as independent accountants for 1997. Unless a contrary instruction is indicated, a properly executed and returned proxy will be voted "FOR" appointment of BDO Seidman as independent accountants for 1997. A failure to vote shares, either by abstention or broker non-vote, will have the same effect as a vote against this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT ACCOUNTANTS FOR 1997.


                          SOLICITATION OF PROXIES

      The costs of soliciting proxies for the Annual Meeting will be paid by the Company. In addition to the mailing of proxy materials, such solicitation may be made in person or by telephone, facsimile or telegram by directors and executive officers of the Company, who will receive no additional compensation. Kissel-Blake Inc. will assist in the solicitation of proxies by the Company for a fee of $3,500, plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.


                           STOCKHOLDER PROPOSALS

      Proposals which stockholders of the Company intend to present at next year's annual meeting of stockholders must be received, in order to be considered at such meeting, by the Secretary of the Company, at the Company's executive offices located at 667 Madison Avenue, New York, New York 10021, not later than the close of business on January 5, 1998. Stockholder proposals received after that date will not be included in the Company's proxy statement or form of proxy prepared in connection with such meeting.


                           ADDITIONAL INFORMATION

      The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Commission, is enclosed with this proxy statement (without exhibits or schedules), but is not to be regarded as proxy soliciting materials. The Company will provide without charge to each stockholder, upon written request, copies of the exhibits and schedules to such Form 10-K. Stockholders should address such written requests to:
Niagara Corporation, Attention: Gilbert D. Scharf, Secretary, 667 Madison Avenue, New York, New York 10021.


                                  By Order of the Board of Directors,

                                  GILBERT D. SCHARF
                                  Secretary

New York, New York
May 5, 1997





                             NIAGARA CORPORATION

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 1997

     The undersigned hereby appoints Michael J. Scharf and Gilbert D. Scharf as Proxies, each with the power to appoint such stockholder's substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, all of the shares of Common Stock of Niagara Corporation (the "Company"), held of record by the undersigned on May 5, 1997, at the Annual Meeting of Stockholders to be held on Thursday, May 29, 1997 at 10:00 a.m. local time and any and all adjournments or postponements thereof.

     1. Proposal 1 Election of Directors Nominees are: Michael J. Scharf, Gilbert D. Scharf, Gerald L. Cohn and Andrew R. Heyer.

      FOR ALL NOMINEES ( ) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ( )
         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
             NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.

     2. Proposal 2 Appointment of BDO Seidman LLP as independent accounts for 1997.

                      ( ) FOR  ( ) AGAINST  ( ) ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2.

                                   Dated:  ___________________, 1997
                                   _________________________________
                                                Signature
                                   _________________________________
                                       Signature if held jointly

                                   Please sign exactly as your name appears herein. If shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee, or guardian, give your full title as such. If shares are held by a corporation, the corporation's president or other authorized officer must sign using the corporation's full name. If shares are held by a partnership, an authorized person must sign using the partnership's full name.

                                   PLEASE MARK, DATE, SIGN, AND RETURN THIS
                                   PROXY CARD PROMPTLY USING THE ENCLOSED
                                   SELF-ADDRESSED STAMPED ENVELOPE.